UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2008
PETROHAWK ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1000 Louisiana, Suite 5600
Houston, Texas		77002

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (832) 204-2700
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On June 16, 2008, Petrohawk Energy Corporation (the “Company”) entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) pursuant to which the Company agreed to issue and sell, and Merrill Lynch agreed to purchase, $300 million aggregate principal amount of 7 7/8% Senior Notes due 2015 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The notes will be subject to the same indenture as, and will be treated as a single class for all purposes with, the $500 million aggregate principal amount 7 7/8% senior notes issued by the Company on May 13, 2008.
          The net proceeds from the sale of the Notes are estimated to be approximately $293.5 million (after deducting the initial purchaser’s discount and estimated offering expenses) and are expected to be used to fund the Company’s capital budget for the year ending December 31, 2008, to fund acquisitions and to provide working capital for general corporate purposes. As of March 31, 2008, after giving effect to the Company’s May 13, 2008 senior notes and equity offerings and the offering of the Notes, the Company would have had total debt of approximately $1.83 billion and approximately $800 million available under its senior revolving credit facility.
          The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its guarantor subsidiaries, on the one hand, and Merrill Lynch, on the other, have agreed to indemnify each other against certain liabilities. The Purchase Agreement also provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement, pursuant to which the Company will, under certain circumstances, file a registration statement with the Securities and Exchange Commission registering an exchange of notes or a resale of the Notes under the Securities Act.
          A copy of the Purchase Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Item

1.1	Purchase Agreement dated June 16, 2008, between the Company and Merrill Lynch, Piece Fenner & Smith Incorporated.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION
Date: June 18, 2008	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Item

1.1	Purchase Agreement dated June 16, 2008, among the Company and Merrill Lynch, Piece Fenner & Smith Incorporated.

3